UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203
Navy Yard Corporate Center
Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

LEAF Commercial Capital, Inc. (“LCC”), the registrant’s subsidiary, is a party to a revolving securitized equipment lease warehouse facility (the “Facility”) with Guggenheim Securities, LLC (“Guggenheim”).  As disclosed in the registrant’s Current Report on Form 8-K filed on January 6, 2011, under the Facility, Guggenheim committed to an initial funding of $50.0 million and was seeking additional participating lenders to provide additional funding of up to $100.0 million.  On April 27, 2011, Wells Fargo Capital Finance (“WFCF”) committed to provide funding of $60.0 million.  In connection with WFCF’s commitment, LCC agreed to amend the indenture by modifying the sections related to events of default and collateral delinquencies, changing collateral over-concentration criteria, modifying certain covenants regarding financial ratios and similar matters. The indenture, as amended, is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1
Supplemental Indenture Number One, dated April 27, 2011, to the Indenture, dated as of  December 5, 2010, by and among LEAF Capital Funding SPE A, LLC, as Issuer, U.S. Bank National Association, as Trustee and Custodian, and Guggenheim Securities, LLC, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Resource America, Inc.

Dated: May 3, 2011	By: /s/ Thomas C. Elliott
Thomas C. Elliott
Senior Vice President and Chief Financial Officer